UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 30, 2026

Functional Brands Inc.

(Exact name of Registrant as Specified in its Charter)

Delaware	001-42936	85-4094332
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6400 SW Rosewood Street

Lake Oswego, Oregon 97035

(Address of Principal Executive Offices) (Zip Code)

(Registrant’s Telephone Number, Including Area Code): (800) 245-8282

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.00001 par value share	MEHA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The description in Item 5.02 below, as it relates to the Executive Employment Agreement Amendment entered into with Mr. Eric Gripentrog, a copy of which is filed herewith as Exhibit 10.1, is incorporated in this Item 1.01 herein by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Employment Agreement Amendment

On June 30, 2026, the Compensation Committee of the Board of Directors of Functional Brands Inc. (the “Company”) approved the amendment no. 3 (“Amendment’) to the Executive Employment Agreement, dated as of March 1, 2025, (the “Employment Agreement”), by and between the Company and Eric Gripentrog, the Chief Executive Officer of the Company. Pursuant to the Amendment, Section 2.4(a) of the Employment Agreement was amended to delete the prior provision providing for a performance equity award of restricted stock units in the aggregate value of $500,000 and to replace such award with a grant of options to purchase 3,500,000 shares of the Company’s common stock, par value $0.00001 per share (“Common Stock”), under the Company’s 2026 Equity Incentive Plan (“Plan”) and a stock option award agreement thereunder. The options are designated as incentive stock options, have an exercise price of $0.0055 per share, a term of ten years from the date of grant, are fully vested and exercisable as of the date of grant, and have a grant-date fair value, determined using the Black-Scholes option-pricing method, of approximately $14,685.

The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the form of Amendment, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Option Agreement

On June 30, 2026, the Company entered into a Stock Option Agreement (“Option Agreement”) with Mr. Gripentrog, pursuant to which the Company granted Mr. Gripentrog an option to purchase 3,500,000 shares of Common Stock under the Plan. The option has an exercise price of $0.0055 per share, representing a total exercise price of $19,250.00, and expires on June 29, 2036, subject to earlier expiration under the Plan and the Option Agreement. The option is fully vested and immediately exercisable with respect to all 3,500,000 shares subject to the option as of the date of grant and is not subject to any vesting schedule, service-based vesting condition or risk of forfeiture for failure to vest. The Option Agreement provides that if Mr. Gripentrog ceases to be a service provider for any reason other than death or disability, he may exercise the vested shares subject to the option within three months after such cessation, but in no event later than the expiration date.

The foregoing description of the Option Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the full text of the form of Option Agreement, a copy of which is attached hereto as Exhibit 10.2, and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Form of Executive Employment Agreement Amendment between the Company and Eric Gripentrog
10.2	Option Agreement, dated June 30, 2026 between the Company and Eric Gripentrog
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 2, 2026	FUNCTIONAL BRANDS INC.

	By:	/s/ Eric Gripentrog
	Name:	Eric Gripentrog
	Title:	Chief Executive Officer

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